10f-3 REPORT

                          SALOMON BROTHERS CAPITAL FUND

                    October 1, 1998 through December 31, 1998

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

                         Trade                                        Purchase                      % of
Issuer                   Date           Selling Dealer                Amount         Price          Issue(1)

Conoco                   10/21/98       Morgan Stanley Dean Witter    $23,133,400    $23.00         0.53A

MONY Group               11/10/98       Goldman Sachs                 $1,175,000     $23.50         0.44 B

the globe.com            11/12/98       Bear Stearns                  $9,000         $ 9.00         0.03C
E-tek Dynamics           12/1/98        Goldman Sachs                 $60,000        $12.00         0.10D

Ticketmaster             12/2/98        Montgomery                    $70,000        $14.00         0.07E
Online-CitySearch










                           (1) Represents purchases by all affiliated funds; may
                               not exceed 25% of the offering.


         A - Includes purchases of $21,238,200 by other affiliated mutual funds. B - Includes purchases of $249,100 by other affiliated mutual funds. C
         - Includes purchases of $1,800 by other affiliated mutual funds. D - Includes purchases of $30,000 by other affiliated mutual funds. E - Includes purchases of $35,000 by other affiliated mutual funds.


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                               SALOMON BROTHERS CAPITAL FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                OM Group, Inc.
DATE OF PURCHASE:                                             June 30, 1998
NUMBER OF SHARES PURCHASED:                                   9,100
AGGREGATE PURCHASE PRICE:                                     $375,375
PRICE PER SHARE:                                              $41.25
UNDERWRITING SPREAD:                                          $2.00
% GROSS UNDERWRITING SPREAD:                                        4.85%
SHARES OFFERED:                                               1,750,000
TOTAL OFFERING:                                               $72,187,500
25% OF OFFERING:                                              $18,046,875

BROKER:                                                       Donaldson,
                                                           Lufkin & Jenrette





Note:  A total of 59,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate
purchase price of $2,466,750.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.



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                                               SALOMON BROTHERS CAPITAL FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                EQUANT
DATE OF PURCHASE:                                             July 20, 1998
NUMBER OF SHARES PURCHASED:                                   5,400
AGGREGATE PURCHASE PRICE:                                     $145,800
PRICE PER SHARE:                                              $27
UNDERWRITING SPREAD:                                          $1.4175
% GROSS UNDERWRITING SPREAD:                                        5.25%
SHARES OFFERED:                                               26,129,118
TOTAL OFFERING:                                               $705,486,186
25% OF OFFERING:                                              $176,371,547

BROKER:                                                       Morgan Stanley
                                                              Dean Witter




Note: A total of 8,000 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $216,000.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.